PRICING SUPPLEMENT NO. 78                                        Rule 424(b)(3)
DATED: May 1, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 5/6/98     Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 5/5/2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                       Optional            Optional
                      Redemption       Repayment           Repayment
Redeemable On         Price(s)         Date(s)             Price(s)
-------------         ----------       ---------           ---------

N/A                   N/A              N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.00%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate:

[_]         Commercial Paper Rate             Minimum Interest Rate:

[_]         Federal Funds Rate                Interest Reset Date(s):

[_]         Treasury Rate                     Interest Reset Period:

[_]         LIBOR Reuters                     Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                        Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-----------------------------

*   On each May 5 and November 5.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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